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Exhibit 10.22

Thoma Cressey Equity Partners, Inc.
One Embarcadero Center, Suite 2930
San Francisco, California 94111

June 13, 2002

LECG Holding Company, LLC
LECG, LLC
2000 Powell Street
Suite 600
Emeryville, California 94608
Attention: David Kaplan

Mr. David J. Teece
2000 Powell Street
Suite 600
Emeryville, California 94608

        Re: Letter Agreement

Dear Sirs:

        This letter agreement (the "Letter Agreement") is entered into by and among LECG Holding Company, LLC ("Parent"), LECG, LLC, a California limited liability company (the "Company"), Thoma Cressey Fund VII, L.P., a Delaware limited partnership ("TCEP") and David J. Teece ("Teece"). Reference is made to that certain Credit Agreement dated as of September 29, 2000 by and among Parent, the Company and the Lenders referred to therein, as amended (the "Credit Agreement").

  1.
  TCEP Guarantee and Company Reimbursement.    As an inducement for U.S. Bank National Association and Wachovia Bank, National Association (collectively, the "Lenders") to make additional loans under the Credit Agreement, TCEP shall execute (a) a guarantee in substantially the form attached hereto as Exhibit A (the "TCEP Guarantee"), guaranteeing payments of the Company to the Banks up to $5 million pursuant to the terms and conditions set forth in the TCEP Guarantee and (b) a Subordination Agreement in substantially the form attached hereto as Exhibit B (the "Subordination Agreement"). Subject to the terms of the Subordination Agreement, the Company hereby agrees to reimburse TCEP for all amounts advanced and costs associated with the TCEP Guarantee. To evidence this reimbursement obligation, the Company shall issue to TCEP a Convertible Promissory Note in substantially the form attached hereto as Exhibit C (the "Note").

  2.
  Conversion Consent.    The Parent hereby represents and wan-ants that consistent with Section 4(c)(iii) of the Parent's Securityholders Agreement, a majority of the disinterested directors of the Parent's Board of Directors have authorized the issuance of the Note and the possible issuance of Parent common units ("Common Units") upon the conversion of such Note.

  3.
  Teece Guarantee.    As an additional inducement for TCEP to execute the TCEP Guarantee, Teece hereby agrees to execute a guarantee in substantially the form attached hereto as Exhibit D (the "Teece Guarantee"), guaranteeing up to $2.5 million of the payments of TCEP under the TCEP Guarantee pursuant to the terms and conditions set forth in the Teece Guarantee. In the event that Teece shall be required to make any payment under the Teece Guarantee to TCEP (each a "Teece Payment"), TCEP shall assign to Teece a portion of the Note equivalent to the Teece Payment. The Company agrees to execute replacement Notes in the appropriate amount to facilitate such assignment. The Teece Guarantee shall terminate upon termination of the TCEP Guarantee.

  4.
  Commitment Fee.    The Company shall pay TCEP a commitment fee (the "Commitment Fee") equal to ten percent (10%) per annurn of the total amount that is unfunded under the TCEP Guarantee, compounded annually and payable at the end of each calendar quarter in arrears. Notwithstanding the foregoing, all Commitment Fee payments due during the first sixty days following the effectiveness of the TCEP Guarantee (the "Sixty Day Period") shall be paid at the end of such Sixty Day Period; provided, however, if the TCEP Guarantee is terminated prior to the end of the Sixty Day Period, then all Commitment Fee payments due during the Sixty Day Period shall be waived. Additionally any Commitment Fee payment shall be prorated in the event the TCEP Guarantee is fully funded or terminated prior to any payment date.

  5.
  Expenses.    The Company shall pay all of TCEP's and Teece's legal expenses associated with the negotiation and closing of the TCEP Guarantee and the Teece Guarantee and the other transactions contemplated hereunder.

  6.
  Miscellaneous.    This Letter Agreement may be executed by facsimile and in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute -one and the same instrument. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

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        IN WITNESS WHEREOF, the undersigned has caused this Agreement to be dully executed as of the date and year first above written.

TCEP:
THOMA CRESSEY FUND VII, L.P.
By:	TC Partners VII, L.P.
Its:	General Partner
	By:	Thoma Cressey Equity Partners Inc.
	Its:	General Partner
	By:	/s/ LEE M. MITCHELL Name: Lee M. Mitchell Title: VP

ACCEPTED AND AGREED TO, as of the date first written above.
THE COMPANY:
LECG, LLC
By:	/s/ J. GEOFFREY COLTON
	Name:	J. Geoffrey Colton
	Title:	CFO
THE PARENT:
LECG Holding Company, LLC
By:	/s/ J. GEOFFREY COLTON
	Name:	J. Geoffrey Colton
	Title:	CFO
TEECE:
/s/ David J. Teece David J. Teece

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EXHIBIT A
[FORM OF TCEP GUARANTEE]

SEE TAB #5

EXHIBIT B
[FORM OF SUBORDINATION AGREEMENT]

SEE TAB #6

EXHIBIT C
[FORM OF NOTE]

SEE TAB #14

EXHIBIT D
[FORM OF TEECE GUARANTEE]

SEE TAB #15

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  Exhibit 10.22
EXHIBIT A [FORM OF TCEP GUARANTEE]
EXHIBIT B [FORM OF SUBORDINATION AGREEMENT]
EXHIBIT C [FORM OF NOTE]
EXHIBIT D [FORM OF TEECE GUARANTEE]